LIMITED POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the

undersigned hereby constitutes and appoints

each of Bruce K. Murchison, Joan M. Payton and

Timothy J. Neumann, signing singly, the

undersigneds true and lawful attorney in fact to

(1) execute for and on behalf of the undersigned,

in the undersigneds capacity as an officer

(including principal accounting officer) and/or

director of Nuevo Energy Company (the Company),

Forms 3, 4, and 5 in accordance with Section 16(a) of

the Securities Exchange Act of 1934 and the rules

thereunder;

(2) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such Form 3,

4, or 5 and timely file such form with the United

States Securities and Exchange Commission and any stock

exchange or similar authority; and

(3) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion

of such attorney in fact, may be of benefit to, in the

best interest of, or legally required by, the undersigned,

it being understood that the documents executed by such

attorney in fact on behalf of the undersigned pursuant

to this Power of Attorney shall be in such form and

shall contain such terms and conditions as such

attorney in fact may approve in such attorney in facts

discretion.

The undersigned hereby grants to each such attorney

in fact full power and authority to do and perform

any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of

any of the rights and powers herein

granted, as fully to all intents and purposes

as the undersigned might or could do if personally

present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney

in fact, or such attorney in facts substitute

or substitutes, shall lawfully do or cause to be

done by virtue of this power of attorney and the rights

and powers herein granted.  The undersigned acknowledges

that the foregoing attorneys in fact, in serving in such

capacity at the request of the undersigned, are not

assuming, nor is the Company assuming, any of the

undersigneds responsibilities to comply with Section 16

of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to

file Forms 3, 4, and 5 with respect to the undersigneds

holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a

signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 12th day

of December, 2003.

/s/ Michael S. Wilkes

STATE OF TEXAS

COUNTY OF HARRIS

      BEFORE ME, the undersigned Notary in and for

the above County and State, appeared Michael S. Wilkes,

who acknowledged to me that he executed the foregoing

instrument.

      GIVEN UNDER MY HAND AND SEAL THIS 12th DAY OF

DECEMBER, 2003.